Exhibit 10.22



                                 UnitedGlobalCom


July 10, 2000

Jonathan Morphett
25 Stanley Avenue
Mosman, NSW 20880
AUSTRALIA

Re:  Employment Terms

Dear Jonathan:

This letter sets forth our agreement ("Agreement) concerning your employment with UnitedGlobalCom, Inc. ("United) and secondment to Austar United Communications Pty Ltd ("Company"). Your initial job assignment will be Chief Financial Officer for the Company. You will be seconded to the Company and the Company will have various rights and responsibilities related to your job assignment.


1.  Effective Date: August 21, 2000

2.  Title and Job   Chief Financial Officer
    Description:

3.  Term:           The  term of this  Agreement  will be for a  period  of four years, commencing on the Effective Date and ending July 30, 2004 subject to the terms and conditions of this letter
                    Agreement.

4.  Wages:          You will be paid on a bi-weekly basis, at a rate equal to an annual salary of US $200,000.  This wage,  together with the
                    other  benefits  described  below,   represents  your  total
                    compensation package.

5.  Bonus:          You will be eligible  for an annual bonus of up to a maximum amount of fifteen percent (15%) of your base salary. Your eligibility for the bonus will be based on both the performance of the Company and your individual performance.
                    The granting of the bonus is in the sole discretion of the Board of the Company.

6.  Cost of Living  You will be paid a cost of living differential,  for housing
    Differential:   and goods and services,  in accordance  with the policies of
                    United and as may be recommended by a third party consultant used by United. Such payment will be made on the normal payroll dates.

                                                            Employment Agreement
                                                               Jonathan Morphett
                                                                    July 5, 2000


7.  Automobile:     The Company will pay for an  automobile  and all  automobile operating costs, to include gas, insurance and maintenance, as approved in advance by your supervisor.

8.  Benefits:       You and  your  family  will  be  eligible  for the  standard benefit package offered by United, in accordance with the policy guidelines set forth by United and its insurance carriers. You will be eligible to participate in United's
                    401(k) plan in accordance with the plan guidelines.

9.  Tuition:        You  will be  reimbursed  for the cost of  tuition  fees and
                    transportation   for  your   children   enrolled  in  grades
                    kindergarten through 12 (or the equivalent) who reside with you in Australia as approved in advance by your supervisor.

10. Stock Options:  Upon  notice  from  the  Board of the  Company,  you will be granted 1,500,000 stock options over ordinary shares issued by the Company as an "Eligible Employee" pursuant to the AUC Executive Share Option Plan Rules. For the purposes of the grant all references to "Group" in the Company Employee Share Option Plan rules will be taken to include United. The options will vest 1/8 on January 31, 2001, and monthly thereafter over the next 42 months. The exercise price will be the average closing price for the shares of the Company on the ASX in June 2000.

11. Tax             Your taxes will be  equalized  in  accordance  with the "Tax
    Equalization:   Equalization Policy" of United. In general terms, this means that the Company will bear the overall worldwide tax burden to the extent it exceeds your hypothetical tax liability
                    (within some limitations) had you remained in the U.S.

                    If it is determined by United and its independent tax consultants that under United's Tax Equalization Policy you owe taxes as a result of your assignment, you agree that you will pay such amount to United. If it is determined by United and its independent tax consultants that under United's Tax Equalization Policy, United owes you taxes as a result of your assignment in the foreign location, United agrees to pay you such amount. In the event you do not submit information necessary to complete your tax returns for a given tax year by the date required by United's tax consultant for timely filing or in the event you have not paid amounts owing to United under the Tax Equalization Policy for prior years, you will have no right to be tax equalized for that tax year for which a tax return is to be prepared and, in United's sole discretion, United may elect not to tax equalize you for such year.

                                                            Employment Agreement
                                                               Jonathan Morphett
                                                                    July 5, 2000


12. Vacation:       You will be  granted  20 days of  vacation  per  anniversary year, which accrues on a monthly basis, taken in accordance with United policy.

13. Home Leave:     The  Company  agrees  to pay for one  business  or two coach class tickets per anniversary year for you and each of your immediate family members residing in the foreign location for return to one destination in the U.S. These tickets cannot be used or exchanged for any other purpose.

14. Repatriation:   Upon  termination of your employment  except for termination by United for cause as defined in Section 16 or unless you voluntarily resign prior to the end of this Agreement, the Company will pay all repatriation costs in accordance with United policy to one destination in the U.S.

15. Employee        You understand  that you may incur personal  expenses in the
    Receivables:    course of your  employment  with United.  These expenses may include,  but are not  limited  to,  personal  phone  calls, personal travel expenses,  travel advances,  and amounts due as  a  result  of  the  tax  equalization  calculation.  You understand  that  United  may  deduct  expenses  you owe the
                    Company   from  your   paycheck  at  any  time  during  your
                    employment.

                    You also understand that if you fail to return, or return in damaged condition, any items you have received for use during your employment with United (such as computer equipment, fax machine, etc.), that upon separation from United the fair market value of such items may be deducted from your final paycheck. Also, the Company may pursue other legal remedies available to recover the reasonable value of any items not returned.

16. Termination:    Although it is not  anticipated,  your  employment  and this
                    Agreement  may be  terminated  before  the end of its stated
                    assignment   length  with  or  without   cause.   Cause  for
                    termination  shall  include but not be limited to violations of Company policy,  unsatisfactory  job performance,  sexual harassment or other workplace misconduct,  misuse of expense
                    account,   falsification  of  Company  records,  or  similar
                    offenses. Your employment and this Agreement may also be terminated without cause for any reason. In the case of a termination by the Company without cause, before the end of your assignment term, however, you will be entitled to a severance payment equal to three (3) months salary or salary through the end of the term of your assignment, whichever is less. As a condition of receiving the severance payment, however, you will be required to sign a legal release giving up your rights to sue United and the company to which you have been seconded for any reason related to your employment and separation from employment.

                                                            Employment Agreement
                                                               Jonathan Morphett
                                                                    July 5, 2000



17. United          The Company may change, at its sole discretion, from time to
    Policies:       time, the provisions of benefit plans,  expatriate  policies or other corporate policies.

18. Confidential    You will not, during or after your  employment,  disclose or
    Information:    use for the  benefit  of any  person  or entity  other  than
                    United or the  Company,  any United or Company  confidential
                    information   that  you  develop  or  receive   during  your
                    employment.  United  and  Company  confidential  information shall include all trade  secrets,  research and  development information,  product and  marketing  plans,  personnel  and
                    financial   data,   product  and   service   specifications,
                    prototypes, software, models, customer lists and other confidential information or materials of United, Company, or of others with whom United or the Company has a confidential relationship. You will promptly return all such information and materials to United when your employment ends.

19. Severability In case any one or more of the provisions of this Agreement and Survival shall be found to be invalid, illegal or unenforceable in
    of Terms:       any respect,  the validity,  legality and  enforceability of the remaining  provisions  contained in this  Agreement will not be affected.  Further,  any provision or portion of this
                    Agreement  found to be invalid,  illegal,  or  unenforceable shall be deemed,  without  further action on the part of you or United, to be  modified, amended  and/or  limited  to the minimum  extent  necessary  to  render  such  provisions  or portions  thereof valid and  enforceable.  The provisions of
                    this  letter   regarding  trade  secrets  and   confidential
                    information and arbitration shall survive the termination of your employment by United.

20. Entire          This Agreement  contains the parties' entire  agreement with
    Agreement:      respect to your  expatriate  assignment  and  supersedes any prior written or oral  agreements the parties may have made.
                    This Agreement may be amended only by a written document signed by you, United and the Company.

21. Governing Law:  This   Agreement   and  all   aspects  of  your   employment
                    relationship with United are governed by the laws of the United States and the State of Colorado and all disputes concerning same will be resolved in Colorado.

                                                            Employment Agreement
                                                               Jonathan Morphett
                                                                    July 5, 2000


If the above employment terms are satisfactory, please indicate your acceptance of our offer by signing and returning two executed originals of this letter.

Sincerely,

UNITEDGLOBALCOM, INC.


By: /s/ Michael T. Fries
   -------------------------------------
Its:
    ------------------------------------
Date:
     -----------------------------------


AUSTAR UNITED COMMUNICATIONS PTY LTD



By: /s/ Michael T. Fries
   -------------------------------------
Its:
    ------------------------------------
Date:
     -----------------------------------




ACCEPTED and AGREED:


/s/ Jonathan G. Morphett
---------------------------------------
Jonathan Morphett


-----------------------
Date